Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Revenue driven by strong base business demand and addition of Omega Laboratories;

Company Affirms 2015 Full Year Guidance

SCHAUMBURG, Ill., May 5, 2015 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with a specific emphasis on the injectable market, today announced financial results for the quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Revenue increased 17% to a $82.6 million driven by base business demand and the October 1, 2014 acquisition of Omega Laboratories Limited (“Omega”);

•	Reported gross profit increased 8% to $21.9 million, or 26.5% of net revenue, inclusive of $0.6 million of incremental expense due to the purchase accounting revaluation of Omega inventory;

•	Adjusted Gross Profit[1] increased 13% to $23.5 million, or 28.4% of net revenue;

•	Adjusted EBITDA[1] declined 6% to $9.0 million;

•	Net loss of $1.9 million, or diluted loss per share of $0.06, inclusive of $3.1 million ($0.10 per share) of costs related to our management transition, acquisition-related costs and the inventory step up on Omega, net of tax.

“We are very pleased to report a strong start to the year, with solid revenue performance driven by broad demand across our diverse product offerings including those marketed in Canada by Omega,” said Michael Logerfo, President of Sagent. “We remain focused on investing efficiently to enhance our deep product pipeline and expanding the reach of the business through our network of partners, suppliers, and customers. We intend to build upon our recent success through a combination of organic development activity and strategic acquisitions that will drive a long-term, profitable path of growth.”

[1]	Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Financial Results for the Quarter Ended March 31, 2015

Net revenue for the first quarter of 2015 was $82.6 million, an increase of $11.8 million, or 17%, compared to $70.9 million in the first quarter of 2014. The increase was driven primarily by the $7.4 million from the addition of Omega on October 1, 2014. Gross profit for the first quarter of 2015 was $21.9 million, or 26.5% of net revenue, inclusive of $0.6 million of incremental expense due to the purchase accounting revaluation of Omega inventory, compared to $20.4 million, or 28.8% of net revenue, in the first quarter of 2014. Adjusted gross profit for the first quarter of 2015 was $23.5 million, or 28.4% of net revenue, compared to $20.7 million, or 29.2% of net revenue in the first quarter of 2014.

Total operating expenses for the first quarter of 2015 were $22.1 million, an increase of $8.4 million compared to $13.8 million for the same period in 2014. Included in first quarter of 2015 were $1.7 million of operating expenses for Omega. Product development expense for the first quarter of 2015 totaled $5.3 million, inclusive of $0.7 million for Omega, an increase of $1.3 million, or 32% compared to $4.0 million in the first quarter of 2014. Selling, general and administrative (“SG&A”) expenses for the first quarter of 2015 totaled $13.1 million, inclusive of $1.0 million for Omega, compared to $10.0 million in the first quarter of 2014. During the first quarter of 2015 Sagent incurred $4.6 million of non-recurring operating expenses including $1.3 million of M&A related costs and $3.3 million of severance and other costs related to the recent management transition. The equity in net income of joint ventures for the first quarter of 2015 totaled $0.9 million compared to $0.3 million in the first quarter of 2014.

Adjusted EBITDA for the first quarter of 2015 was $9.0 million, a decline of $0.5 million, or 6% compared to $9.6 million in the first quarter of 2014.

Including the impact of interest, other non-operating expenses, principally a $1.0 million unrealized currency translation loss due to the weakening of the Canadian dollar, and taxes, the net loss for the three months ended March 31, 2015 was $1.9 million, compared to net income of $5.1 million in the first quarter of 2014.

Liquidity

Our cash and cash equivalents and short term investments at March 31, 2015 were $69.2 million, and our working capital totaled $112.4 million.

Fiscal 2015 Guidance

Logerfo concluded, “Our financial outlook for 2015 remains intact and current year performance will continue to be influenced by GPO contract renewals, product pricing, FDA approvals and associated product launches and to a lesser degree, market shortages. We continue to develop private label programs and pursue opportunities through government contracting. We will supplement our current pipeline with product sourcing initiatives, investment in SCP and an increased focus on business development activities.”

Sagent’s business plan for fiscal 2015 currently anticipates:

•	Net revenue for the year to be in the range of $325 to $375 million;

•	Adjusted Gross Profit as a percentage of net revenue in the range of 27% to 31%; and

•	Operating expenses in the range of $80 to $90 million.

Based upon the above assumptions, the Company anticipates Adjusted EBITDA in the range of $20 to $50 million.

Conference Call Information

Sagent will host its 2015 first quarter conference call today beginning at 9:00 a.m. Eastern Standard Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 33258338.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2015 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying schedules, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net income of joint ventures line on the Condensed Consolidated Statements of Operations and the impact of product-related non-cash charges arising from business combinations. We define EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense, management transition related costs, acquisition-related costs, the impact of unrealized foreign currency gains or losses, and the impact of product-related non-cash charges arising from business combinations.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes items that do not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net income (loss). The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net income (loss). Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit to our GAAP reported gross profit and EBITDA and Adjusted EBITDA to our GAAP reported net income (loss) for the periods presented.

Schedule 1

Financial Tables

Sagent Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (Unaudited)

	Three months ended March 31,
	2015	2014	$ change	% change

Net revenue	$82,645	$70,869	$11,776	17%
Cost of sales	60,720	50,485	10,235	20%

Gross profit	21,925	20,384	1,541	8%
Gross profit as % of net revenue	26.5%	28.8%

Operating expenses:
Product development	5,315	4,020	1,295	32%
Selling, general and administrative	13,125	10,013	3,112	31%
Acquisition-related costs	1,251	—	1,251	n/m
Management transition costs	3,308	—	3,308	n/m
Equity in net income of joint ventures	(885)	(281)	(604)	215%

Total operating expenses	22,114	13,752	8,362	61%

Income (loss) from operations	(189)	6,632	(6,821)	n/m
Interest income and other income (expense), net	(1,056)	(86)	(970)	1128%
Interest expense	(330)	(213)	(117)	55%

Income (loss) before income taxes	(1,575)	6,333	(7,908)	n/m
Provision for income taxes	319	1,214	(895)	-74%

Net income (loss)	$(1,894)	$5,119	$(7,013)	n/m

Net income (loss) per common share:
Basic	$(0.06)	$0.16	$(0.22)	n/m
Diluted	$(0.06)	$0.16	$(0.22)	n/m

Weighted-average shares outstanding, basic	32,043	31,814	229
Weighted-average shares outstanding, diluted	32,043	32,614	(571)

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31, 2015	December 31, 2014

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,350	$55,633
Short term investments	19,893	18,473
Accounts receivable, net of chargebacks and other deductions	53,530	42,780
Inventories, net	61,578	61,781
Due from related party	2,308	2,156
Current deferred tax assets	12,215	12,135
Prepaid expenses and other current assets	6,664	5,560

Total current assets	205,538	198,518
Property, plant, and equipment, net	69,784	71,153
Investment in joint ventures	5,424	4,539
Goodwill	26,106	28,155
Intangible assets, net	59,048	65,575
Non-current deferred tax assets	12,940	13,173
Other assets	386	375

Total assets	$379,226	$381,488

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$46,582	$32,710
Due to related party	10,730	8,079
Accrued profit sharing	10,393	10,684
Accrued liabilities	16,301	19,346
Current portion of deferred purchase consideration	8,825	8,725
Current portion of long-term debt	275	508
Notes payable	—	5,499

Total current liabilities	93,106	85,551

Long term liabilities:
Long-term debt	1,702	1,945
Deferred income taxes	13,823	15,706
Other long-term liabilities	2,489	2,534

Total liabilities	111,120	105,736

Total stockholders’ equity	268,106	275,752

Total liabilities and stockholders’ equity	$379,226	$381,488

Schedule 3

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended March 31,			% of net revenue, three months ended March 31,
	2015	2014	$ Change	% Change	2015	2014	% Change

Adjusted Gross Profit	$23,450	$20,684	$2,766	13%	28.4%	29.2%	-0.8%
Sagent portion of gross profit earned by Sagent Agila joint venture	885	300	585	195%	1.1%	0.4%	0.7%
Product-related non-cash charges arising from business combinations	640	—	640	n/m	0.8%	0.0%	0.8%

Gross Profit	$21,925	$20,384	$1,541	8%	26.5%	28.8%	-2.3%

Sagent’s business plan for fiscal 2015 currently anticipates:

% of net revenue, twelve months ended December 31, 2015

Adjusted Gross Profit	27% - 31%
Sagent portion of gross profit earned by Sagent Agila joint venture	1% - 2%
Product-related non-cash charges arising from business combinations	1% - 2%
Gross Profit	25% - 27%

Schedule 3 (continued)

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended March 31,
	2015	2014	$ Change	% Change
Adjusted EBITDA	$9,007	$9,554	$(547)	-6%
Stock-based compensation expense	1,090	1,196	(106)	-9%
Management transition related costs	3,308	—	3,308	n/m
Acquisition-related costs	1,251	—	1,251	n/m
Unrealized foreign exchange losses[2]	915		915	n/m
Product-related non-cash charges arising from business combinations	640	—	640	n/m

EBITDA	$1,803	$8,358	$(6,555)	-78%

Depreciation and amortization expense[1]	3,073	1,726	1,347	78%
Interest expense, net	305	299	6	2%
Provision for income taxes	319	1,214	(895)	-74%

Net income (loss)	$(1,894)	$5,119	$(7,013)	n/m

[1]	Amortization expense excludes $16 and $24 of amortization in the three months ended March 31, 2015 and 2014, respectively, related to deferred financing fees, which is included within interest expense in our Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014.
[2]	Unrealized foreign exchange losses reflect the impact of foreign currency movements on intercompany loans, primarily related to the remeasurement of the Canadian dollar relative to the US dollar, and are included in Interest income and other income (expense), net, in our Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014.

Sagent’s business plan for fiscal 2015 currently anticipates:

Twelve months ended December 31, 2015

Adjusted EBITDA	$20 million - $50 million
Stock-based compensation expense	$4 million - $5 million
Management-reorganization related costs	$3 million
Acquisition-related costs	$1 million - $2 million
Unrealized foreign exchange losses	Nil
Product-related non-cash charges arising from business combinations	$1 million

EBITDA	$11 million - $39 million

Depreciation and amortization expense	$15 million - $17 million
Interest expense, net	$1 million - $2 million
Provision for income taxes	$3 million - $15 million

Net income	$ 3 million loss to $13 million earnings